Exhibit 10.38

-THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE CORPORATION INTERESTS

Company:	NEAR INTELLIGENCE HOLDINGS INC., a corporation incorporated under the laws of Delaware, United States of America with registration number 6646754 and registered office at 108 Lakeland Ave, Dover, Kent, Delaware

Number of Shares:	The number of Shares which is equal to $730,000 divided by the Warrant Price.

Type of Shares:	Common stock, par value $0.0001 per share, of the Company and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof having the rights set out and subject to the terms and conditions in the Certificate of Incorporation, the Bylaws and the Shareholders’ Agreement.

Warrant Price:	$1,050 per share (subject to adjustment as provided herein).

Issue Date:	November 3, 2022

Expiration Date:	November 3, 2032 See also Section 5.1(b).

Credit Facility:	This Warrant to Purchase Corporation Interests (“Warrant”) is issued in connection with that certain facility agreement of January 30, 2019 between Near Pte. Ltd. and Harbert European Specialty Lending Company II S.À. R.L. (“Harbert”), as amended by that certain amendment agreement of February 25, 2021 between Near Pte. Ltd. and Harbert, and as novated to the Company as borrower pursuant to that certain deed of novation of April 29, 2022 between Near Pte. Ltd., the Company and Harbert (as amended, modified, or replaced from time to time, the “Loan Agreement“).

THIS WARRANT PROVIDES THAT, for good and valuable consideration, Harbert (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the above-named company (the “Company”) and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof (the “Shares”) having the rights set out in the certificate of incorporation of the Company (as amended or restated and in effect from time to time, the “Certificate of Incorporation”), the bylaws of the Company (as amended or restated and in effect from time to time, the “Bylaws”) and that certain Shareholders’ Agreement, dated April 19, 2022, by and among the Company and the other parties thereto (as amended or restated and in effect from time to time, the “Shareholders’ Agreement”) at the above-stated Warrant Price per Share, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. Holder agrees that it shall enter into an accession agreement or any other instrument as may be reasonably required by the Company to accede to and become a party to the Shareholders’ Agreement, and agrees to be bound by the terms contained therein.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B = the Warrant Price.

1.3 Fair Market Value. Fair market value for each Share (being (“A”)) shall be calculated as follows (in each case, as applicable on the date of exercise of this Warrant):

(a) if the date of exercise of this Warrant is at any time after the commencement of trading of the Shares over-the-counter but prior to the date of an IPO (as defined below) or any listing and/or quotation of the Shares (a “Listing”) on the Singapore Exchange Securities Trading Limited, any exchange or quotation system in the United States or such other exchange or quotation system as may be agreed in writing between the Company and the Holder (a “Recognised Investment Exchange”), “A” shall be the price per Share set out in the final prospectus, listing particulars or circular (or its equivalent meaning in relation to any non-Singapore Recognised Stock Exchange) published in connection with any Listing;

(b) if the date of exercise of this Warrant is at any time on or after a Listing, “A” shall be the average of the closing price of such shares the subject of a Listing over the thirty (30) calendar day period (or portion thereof if shorter) ending three (3) days prior to the date of delivery of the Notice of Exercise;

(c) if the date of exercise of this Warrant is at any time on or after the Shares are regularly traded over-the-counter, “A” shall be the average of the closing sale prices or secondarily the closing bid of such Share over the thirty (30) calendar day period (or portion thereof if shorter) ending three (3) days prior to the date of delivery of the Notice of Exercise; and

(d) if the date of exercise of the Warrant Shares is at any other time other than listed in Section 1.3(a) to 1.3(c) (inclusive), “A” shall be the Fair Price, which shall be unless otherwise agreed by the Board of Directors of the Company and the Holder prior to delivery of the Notice of Exercise, the price per Share that the Board of Directors of the Company shall determine in its reasonable good faith judgment, provided that if the Holder does not agree with the determination of the Board of Directors of the Company, then the Holder shall notify the Board of Directors of the Company and the Fair Price shall be the price per Share that the Company’s auditor (acting as an expert (the “Expert”)) shall certify to be in his opinion a fair price for the Shares. In arriving at his opinion the Expert will value the Shares as at the date the Notice of Exercise is to be given on the basis that the Company operates as a going concern, as between a willing seller and a willing buyer or otherwise, where applicable, taking into account any impending Listing, IPO, Acquisition (as defined below) or de-SPAC Transaction (as defined below). The decision of the Expert as to the fair price for the Shares shall be final and binding and his costs shall be borne as the Expert shall determine.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, if the common stock of the Company are then certificated by the Company, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired. If the common stock of the Company are not then certificated by the Company, the Company will deliver to Holder such evidence of the issuance of such Shares to Holder as required or permitted under the Certificate of Incorporation or the Bylaws or, if there be none, such evidence as Holder may reasonably request.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the members and other holders of common stock of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power (even if such voting power be limited solely to such matters as required by applicable law) immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the members and/or other holders of common stock of the Company of common stock representing at least a majority of the Company’s then-total outstanding combined voting power (even if such voting power be limited solely to such matters as required by applicable law).

(b) de-SPAC Transaction. For the purpose of this Warrant, “de-SPAC Transaction” means a transaction or series of transactions between the Company and a special purpose acquisition company (the “SPAC Vehicle”) concerning the sale of all of the business and assets of the Company by way of merger of a wholly-owned subsidiary of the SPAC Vehicle with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the SPAC Vehicle (such merger being the “First Merger”) and, immediately following the First Merger, the merger of the Company, as the surviving entity of the First Merger, with and into another wholly-owned subsidiary of the SPAC Vehicle “Merger Sub 2”) (such merger being the “Second Merger”), with Merger Sub 2 being the surviving entity and as a result of which:

(1) the securities of Merger Sub 2 shall be listed on the NASDAQ or the New York Stock Exchange;

(2) Merger Sub 2 shall have a pro-forma cash balance of at least USD100 million net of all costs and expenses paid or payable in connection with such de-SPAC Transaction as of the closing of such de-SPAC Transaction; and

(3) the implied pre-money market capitalization of Merger Sub 2 shall be at least USD700 million.

(c) Treatment of Warrant at Acquisition, IPO or de-SPAC Transaction. In the event of an Acquisition or an IPO or a de-SPAC Transaction, in which the consideration to be received by the Company’s members and other holders of common stock consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition or an IPO or a de-SPAC Transaction and the Holder following exercise of its rights under this Warrant in full would receive an amount less than the €300,000 in aggregate out of the proceeds of such Cash/Public Acquisition or IPO or de-SPAC Transaction, then the Holder shall have the right to elect to waive all rights under this Warrant and instead require the Company to make a cash payment to the Holder of €300,000 at the same time as paying proceeds to other shareholders participating in such Cash/Public Acquisition or IPO or de-SPAC Transaction.

(d) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the common stock or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s common stock and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding common stock payable in additional common stock or other units, securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of units, securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding common stock by reclassification or otherwise into a greater number of common stock, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding common stock are combined or consolidated, by reclassification or otherwise, into a lesser number of common stock, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding common stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3 Issuance of Shares below Warrant Price. If, at any time or from time to time after the issuance of this Warrant but prior to the exercise or conversion hereof, the Company shall issue or sell any shares of Common Stock or any security or obligation which by its terms is, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of Common Stock, including, without limitation, any preferred stock and any option, warrant or other subscription or purchase right with respect to Common Stock (“Common Stock Equivalents”) (each such issuance or sale, a “New Issuance”) at a new issue price that is less than the Warrant Price then in effect, then, and in each such case, the Warrant Price shall be reduced to such new issue price. For the avoidance of doubt, this Section 2.3 shall not apply to:

(a) any issuance of Common Stock pursuant to the existing Near Intelligence Holdings Inc. 2022 Employee Restricted Stock Unit Plan, provided that the total issuance under such program does not exceed 15% of the outstanding common stock of the Company; and

(b) any warrants issued to meet the minimum cash requirement under the merger agreement in connection with the de-SPAC Transaction, provided that such warrants cumulatively upon conversion, exchange or exercise do not exceed 5% of the outstanding common stock of the Company.

2.4 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Price then in effect.

2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment. If the Company takes any action not in good faith affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of a Director of the Company, including computations of such adjustment and the Warrant Price and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) All Shares which may be issued upon the exercise of this Warrant, and all shares and/or other securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under the Certification of Incorporation and the Bylaws or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued share such number of common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into such other securities, if any.

(b) The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(c) The issuance, sale or delivery of the Shares in accordance with the terms of this Warrant are not subject to any preemptive right of members or shareholders of the Company or to any right of first refusal or other right in favor of any person, and shall not trigger any anti-dilution right, except such as have been waived on or prior to the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding common stock, whether in cash, property, units, or other securities and whether or not a regular or periodic cash dividend or distribution (other than a distribution of cash upon the outstanding common stock made solely for the purpose of permitting the holders thereof to satisfy their respective federal and state tax obligations in respect of the taxable income of the Company);

(b) offer for subscription or sale pro rata to the holders of the outstanding common stock any additional Company shares of any type, class, series or other designation (other than pursuant to contractual pre-emptive rights);

(c) issue or proposed to issue any Common Stock or Common Stock Equivalent at a price below the Warrant Price then in effect;

(d) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding common stock;

(e) effect an Acquisition or to liquidate, dissolve or wind up; or

(f) effect an initial, underwritten public offering and sale of its shares pursuant to an effective registration statement under the Act (the “IPO”),

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (c) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding common stock will be entitled thereto) or for determining rights to vote, if any;

(2) in the case of the matters referred to in (d) and (e) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding common stock will be entitled to exchange their common stock for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 Rights as Member. Without limiting any provision of this Warrant, Holder agrees that, as a Holder of this Warrant, it will not have any rights as a member of the Company unless and until the exercise of this Warrant, and then only with respect to the Shares issued upon such exercise. Upon exercise of this Warrant, each of the Company and the Holder agrees that Holder shall automatically and without further action by any person be admitted as a member of the Company under and be subject to the Certificate of Incorporation and the Bylaws with respect to the Shares issued upon such exercise.

SECTION 5. MISCELLANEOUS.

5.1 Term; Automatic Cashless Conversion Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Shares (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. Each certificate evidencing Shares, if any (and each certificate evidencing securities issued upon conversion of any Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE CORPORATION INTERESTS ISSUED BY THE ISSUER TO HARBERT EUROPEAN SPECIALTY LENDING COMPANY II S.À. R.L. DATED NOVEMBER 3, 2022, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. Alter receipt by Holder of the executed Warrant, Holder may transfer all or part of this Warrant to one or more of Holder’s affiliates (each, an “Holder Affiliate”), by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder, any such Holder Affiliate and any subsequent Holder, may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any other transferee, provided, however, in connection with any such transfer, the Holder Affiliate(s) or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Harbert European Specialty Lending Company II S.À. R.L.
5th Floor Warwick House
25 Buckingham Palace Road
London SW1W 0PP
Attention: Nicholas Smith
Email address: ns@claret-capital.com

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Near Intelligence Holdings Inc.
100 W Walnut St.
4th Floor Pasadena
CA 91124
Attention: Anil Mathews and Rahul Agarwal
Email: anil@near.com and rahul@near.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written instrument, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.7 Amendment and Modification. Except as otherwise provided herein, this Warrant may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.

5.8 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.9 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.10 Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

5.11 Governing Law. This Warrant and any matter, claim or dispute arising out of or in connection with this Warrant, whether contractual or non-contractual, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

5.12 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.13 Business Days. “Business Day” means a day, except a Saturday or Sunday, on which banks are generally open for business in Luxembourg, the City of London and Delaware, USA.

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[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Corporation Interests to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

NEAR INTELLIGENCE HOLDINGS INC.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	Director & CEO

“HOLDER”

HARBERT EUROPEAN SPECIALTY LENDING COMPANY II S.À. R.L.

By:	/s/ Johan Kampe
Name:	Johan Kampe
Title:	Class A Manager

[Signature Page to Warrant to Purchase Corporation Interests]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Corporation Interests to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

NEAR INTELLIGENCE HOLDINGS INC.

By:
Name:
Title:

“HOLDER”

HARBERT EUROPEAN SPECIALTY LENDING COMPANY II S.À. R.L.

By:
Name :
Title:

[Signature Page to Warrant to Purchase Corporation Interests]

Appendix 1

NOTICE OF EXERCISE

1 The undersigned Holder hereby exercises its right to purchase _______________ shares of the common stock of NEAR INTELLIGENCE HOLDINGS INC. (the “Company”) in accordance with the attached Warrant to Purchase Corporation Interests, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐	check in the amount of $__________ payable to order of the Company enclosed herewith

☐	Wire transfer of immediately available funds to the Company’s account

☐	Cashless Exercise pursuant to Section 1.2 of the Warrant

☐	Other [Describe]

2 If the common stock of the Company are currently certificated by the Company, please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3 By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Corporation Interests as of the date hereof.

HOLDER:

By:
Name:
Title:
(Date):

Appendix 2

ASSIGNMENT

For value received, HARBERT EUROPEAN SPECIALTY LENDING COMPANY II S.À. R.L. hereby sells, assigns and transfers unto

Name:	[HARBERT TRANSFEREE]
Address:
Tax ID:

that certain Warrant to Purchase Corporation Interests issued by NEAR INTELLIGENCE HOLDINGS INC. (the “Company”), on November 3, 2022 (the “Warrant”) together with all rights, title and interest therein.

HARBERT EUROPEAN SPECIALTY LENDING COMPANY II S.À. R.L.

By:
Name:
Title:
Date: _________________________

By its execution below, and for the benefit of the Company, [HARBERT TRANSFEREE] makes each of the representations and warranties set forth in Section 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[HARBERT TRANSFEREE]

By:
Name:
Title:

Schedule 1

Company Capitalization Table

See attached